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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  March 28, 1997

                  Master Glazier's Karate International, Inc.,
             (Exact name of registrant as specified in its charter)

    Delaware                       0-23236-NY                 22-3234110
    (State or other               (Commission               (IRS Employer
    jurisdiction of               File Number)           Identification No.)
    Formation)

            377 Hoes Lane, Piscataway, New Jersey            08854
           (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code  (908) 981-0077

          _____________________________________________________________
          (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

     On March 28, 1997, Master Glazier's Karate International, Inc. (the "Company") completed the sale of substantially all of the assets (the "Assets") of five (5) of its wholly owned subsidiaries (the "Subsidiaries") to affiliates of UAK Management, Inc.(the "Purchasers"). The Assets were used by the Subsidiaries to operate five (5) karate centers in New York and New Jersey (the "Karate Centers").

     In consideration for the purchase of the assets of the Subsidiaries, the Purchasers paid to the Company an aggregate of $505,000, consisting of $225,000 in cash (the "Cash") and an aggregate of $280,000 in two promissory notes (the "Notes") (the Cash and Notes are hereinafter referred to collectively as the "Purchase Price"), and will assume certain liabilities of the Subsidiaries. The Purchase Price was determined by negotiation between the Company and the Purchasers.

     The Notes are to be repaid in equal monthly installments over a thirty (30) month period. The Company and the Subsidiaries will receive a security interest in the Assets as collateral for Purchaser's obligations under the Notes. In addition, the Purchaser's obligations under the Notes are personally guaranteed by Daniel Schulmann, President of UAK Management, Inc.

Item 7. Financial Statements and Exhibits.

b) Pro Forma Financial Statements - to be filed by amendment within 60 days in accordance with Item 7(b)(2).

c) Exhibits - incorporated by reference to the Company's Current Report on Form
              8K dated December 17, 1996.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                     MASTER GLAZIER'S KARATE INTERNATIONAL, INC.

                                     By: /s/ Mark Glazier
                                         Mark Glazier
                                         President
Dated: April 5, 1997

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